EXHIBIT 21   Subsidiaries of Force 10 Trading, Inc.

---------------------------- --------------------- ----------------------------
Name                         Jurisdiction of       Names under which
                             Incorporation         Subsidiaries do Business
---------------------------- --------------------- ----------------------------
Capital Market Mentors, Inc. Nevada                Capital Market Mentors, Inc.
---------------------------- --------------------- ----------------------------